Exhibit 99.1

PennyMac Financial Services, Inc. Reports

Fourth Quarter and Full-Year 2021 Results

WESTLAKE VILLAGE, Calif. – February 3, 2022 – PennyMac Financial Services, Inc. (NYSE: PFSI) today reported net income of $173.1 million for the fourth quarter of 2021, or $2.79 per share on a diluted basis, on revenue of $693.8 million. Book value per share increased to $60.11 from $58.00 at September 30, 2021.

PFSI’s Board of Directors declared a fourth quarter cash dividend of $0.20 per share, payable on February 25, 2022, to common stockholders of record as of February 15, 2022.

Fourth Quarter 2021 Highlights

•	Pretax income was $234.1 million, down 31 percent from the prior quarter and 62 percent from the fourth quarter of 2020

o	Repurchased 3.9 million shares of PFSI’s common stock at a cost of $257.3 million; also repurchased an additional 848 thousand shares in January at a cost of $56.0 million

•	Production segment pretax income of $106.5 million, down 68 percent from the prior quarter and 81 percent from the fourth quarter of 2020 primarily due to lower volumes and margins resulting from a transitioning mortgage market and a return to more normal seasonal trends

o	Consumer direct interest rate lock commitments (IRLCs) were $14.2 billion in unpaid principal balance (UPB), down 13 percent from the prior quarter and up 11 percent from the fourth quarter of 2020

o	Broker direct IRLCs were $3.9 billion in UPB, down 21 percent from the prior quarter and 32 percent from the fourth quarter of 2020

o	Government correspondent IRLCs totaled $15.5 billion in UPB, down 4 percent from the prior quarter and 21 percent from the fourth quarter of 2020

o	Total loan acquisitions and originations, including those fulfilled for PMT, were $47.1 billion in UPB, down 20 percent from the prior quarter and 32 percent from the fourth quarter of 2020

o	Correspondent acquisitions of conventional loans fulfilled for PennyMac Mortgage Investment Trust (NYSE: PMT) were $17.2 billion in UPB, down 40 percent from the prior quarter and 55 percent from the fourth quarter of 2020

•	Servicing segment pretax income was $126.1 million, up from $8.0 million in the prior quarter and $42.0 million in the fourth quarter of 2020

o	Pretax income excluding valuation-related items was $217.9 million, up 47 percent from the prior quarter driven by increased income from loss mitigation activity and higher servicing fees

o	Valuation items included:

–	$58.4 million in MSR fair value declines and $37.7 million in hedging losses

•	Net impact on pretax income related to these items was $(96.1) million, or $(1.15) in earnings per share

•	$4.3 million of reversals related to provisions for losses on active loans

o	Servicing portfolio grew to $509.7 billion in UPB, up 3 percent from September 30, 2021 and 19 percent from December 31, 2020, driven by production volumes which more than offset elevated prepayment activity

•	Investment Management segment pretax income was $1.5 million, up from $1.0 million in the prior quarter and down from $2.6 million in the fourth quarter of 2020

o	Net assets under management (AUM) were $2.4 billion, down 5 percent from September 30, 2021, and up 3 percent from December 31, 2020

Full-Year 2021 Highlights

•	Net income of $1.0 billion, down from a record $1.6 billion in 2020

•	Pretax income of $1.4 billion, down from a record $2.2 billion in 2020

•	Total net revenue of $3.2 billion, down from a record $3.7 billion in 2020

•	Repurchased approximately 15.4 million shares of PFSI’s common stock, or more than 20 percent of the total outstanding at the beginning of the year, for an approximate cost of $958 million

•	Record loan production of $234.5 billion in UPB, an increase of 19 percent from 2020

o	$59.8 billion in UPB of originations in the direct lending channels, up 68 percent from 2020

•	Servicing portfolio UPB of $509.7 billion at year end, up 19 percent from December 31, 2020

•	Issued $1.15 billion of long-term senior unsecured notes

“PennyMac Financial’s results in the fourth quarter demonstrate the earnings power of our balanced mortgage banking model, with pretax income from our servicing business exceeding that from our production business,” said Chairman and CEO David Spector. “The strong fourth quarter also culminated another year of outstanding operational performance for the company. In fact, Pennymac’s total production for the year, including acquisitions made by PMT, was a record $234 billion in unpaid principal balance, up nearly 20 percent from the prior year. These production volumes led to servicing portfolio growth of 19 percent despite elevated prepayment activity throughout the year, and we ended 2021 with a servicing portfolio of approximately $510 billion in unpaid principal balance with more than 2.1 million customers. 2021 was also a year of exceptional financial performance, as PennyMac Financial delivered a return on equity of 29 percent and returned more than $1 billion in capital to stockholders through repurchases and cash dividends.”

Mr. Spector continued, “Market share in our most profitable channel, consumer direct, has increased meaningfully since last year, which will improve the long-term earnings profile of our production business over time. Our newly evolved brand and marketing focus along with deployment of transformational technologies in our direct lending channels are key components of multi-year investments to achieve our medium-term goals.  At the same time, as the market is transitioning to a higher rate environment with elevated levels of competition, we will remain disciplined, taking advantage of our operational scale, while staying focused on profitability and shareholder returns.”

The following table presents the contributions of PennyMac Financial’s segments to pretax income:

	Quarter ended December 31, 2021
	Mortgage Banking			Investment
	Production	Servicing	Total	Management	Total

	(in thousands)
Revenue
Net gains on loans held for sale at fair value	$314,826	$185,832	$500,658	$-	$500,658
Loan origination fees	88,245	-	88,245	-	88,245
Fulfillment fees from PMT	20,150	-	20,150	-	20,150
Net loan servicing fees	-	94,733	94,733	-	94,733
Management fees	-	-	-	8,919	8,919
Net interest expense:
Interest income	40,038	28,941	68,979	-	68,979
Interest expense	35,741	54,101	89,842	2	89,844
	4,297	(25,160)	(20,863)	(2)	(20,865)
Other	178	250	428	1,543	1,971
Total net revenue	427,696	255,655	683,351	10,460	693,811
Expenses	321,188	129,599	450,787	8,913	459,700
Pretax income	$106,508	$126,056	$232,564	$1,547	$234,111

Production Segment

The Production segment includes the correspondent acquisition of newly originated government-insured mortgage loans for PennyMac Financial’s own account, fulfillment services on behalf of PMT and direct lending through the consumer direct and broker direct channels, including the underwriting and acquisition of loans from correspondent sellers on a non-delegated basis.

PennyMac Financial’s loan production activity for the quarter totaled $47.1 billion in UPB, $29.9 billion of which was for its own account, and $17.2 billion of which was fee-based fulfillment activity for PMT.

Correspondent government and direct lending IRLCs totaled $33.6 billion in UPB, down 10 percent from the prior quarter and 12 percent from the fourth quarter of 2020.

Production segment pretax income was $106.5 million, down 68 percent from the prior quarter and 81 percent from the fourth quarter of 2020 primarily due to lower volumes and margins resulting from a transitioning mortgage market and a return to more normal seasonal trends. Production segment revenue totaled $427.7 million, down 33 percent from the prior quarter and 48 percent from the fourth quarter of 2020. The quarter-over-quarter decrease was driven by a $181.7 million decrease in net gains on loans held for sale primarily as a result of lower margins and lock volumes.

The components of net gains on loans held for sale are detailed in the following table:

	Quarter ended
	December 31, 2021	September 30, 2021	December 31, 2020

	(in thousands)
Receipt of MSRs and recognition of MSLs in loan sale transactions	$467,141	$398,665	$367,501
Mortgage servicing rights recapture payable to PennyMac Mortgage Investment Trust	(12,701)	(12,976)	(11,868)
Provision of liability for representations and warranties, net	(315)	(2,206)	(4,667)
Cash gain (1)	37,537	126,053	459,887
Fair value changes of pipeline, inventory and hedges	8,996	117,218	48,208
Net gains on mortgage loans held for sale	$500,658	$626,754	$859,061
Net gains on mortgage loans held for sale by segment:
Production	$314,826	$496,568	$659,915
Servicing	$185,832	$130,186	$199,146

(1) Net of cash hedging results

Loan origination fees for the quarter totaled $88.2 million, down 7 percent from the prior quarter and 6 percent from the fourth quarter of 2020. The decrease from the prior quarter was driven by lower production volumes.

PennyMac Financial performs fulfillment services for conventional conforming and jumbo loans acquired by PMT from non-affiliates in its correspondent production business. These services include, but are not limited to, marketing, relationship management, correspondent seller approval and monitoring, loan file review, underwriting, pricing, hedging and activities related to the subsequent sale and securitization of loans in the secondary mortgage markets for PMT.

Fees earned from the fulfillment of correspondent loans on behalf of PMT totaled $20.2 million in the fourth quarter, down 54 percent from the prior quarter and 72 percent from the fourth quarter of 2020. The quarter-over-quarter decrease in fulfillment fee revenue was driven by lower conventional acquisition volumes and a decrease in the weighted average fulfillment fee. The weighted average fulfillment fee rate decrease reflects discretionary reductions to facilitate successful loan acquisitions by PMT in a market impacted by significant levels of competition for conventional loans, including from the GSEs.

Net interest income totaled $4.3 million, down from $4.7 million in the prior quarter. Interest income in the fourth quarter totaled $40.0 million, up from $33.3 million in the prior quarter, and interest expense totaled $35.7 million, up from $28.6 million in the prior quarter, due to a higher balance of loans held-for-sale during the quarter.

Production segment expenses were $321.2 million, up 4 percent from the prior quarter driven by our brand and technology initiatives. Production segment expenses were up 28 percent from the fourth quarter of 2020 as a result of higher volumes in the consumer direct channel.

Servicing Segment

The Servicing segment includes income from owned MSRs, subservicing and special servicing activities. Servicing segment pretax income was $126.1 million, up from $8.0 million in the prior quarter and $42.0 million in the fourth quarter of 2020. Servicing segment net revenues totaled $255.7 million, up from $136.8 million in the prior quarter and $207.6 million in the fourth quarter of 2020. The quarter-over-quarter increase was primarily driven by a $55.6 million increase in net gains on loans held for sale and higher net loan servicing fees.

Revenue from net loan servicing fees totaled $94.7 million, up from $33.6 million in the prior quarter primarily driven by lower net valuation related declines and increased loan servicing fees due to a larger servicing portfolio. Revenue from loan servicing fees included $287.9 million in servicing fees, reduced by $97.0 million from the realization of MSR cash flows. Net valuation-related losses totaled $96.1 million, and included MSR fair value declines of $58.4 million, and hedging losses of $37.7 million. The decline in MSR fair value was comprised of $28.1 million in fair value declines due to changes in interest rates, primarily due to a significant flattening of the yield curve and $30.3 million in other valuation declines, primarily due to increases to short-term prepayment projections. The hedging losses were largely driven by elevated hedge costs during the quarter.

The following table presents a breakdown of net loan servicing fees:

	Quarter ended
	December 31, 2021	September 30, 2021	December 31, 2020

	(in thousands)
Loan servicing fees (1)	$287,888	$267,758	$262,740
Changes in fair value of MSRs and MSLs resulting from:
Realization of cash flows	(97,025)	(82,217)	(89,611)
Change in fair value inputs	(58,407)	(65,452)	(44,163)
Change in fair value of excess servicing spread financing	-	-	6,677
Hedging losses	(37,723)	(86,459)	(109,147)
Net change in fair value of MSRs and MSLs	(193,155)	(234,128)	(236,244)
Net loan servicing fees	$94,733	$33,630	$26,496

(1) Includes contractually-specified servicing fees

Servicing segment revenue included $185.8 million in net gains on loans held for sale related to reperforming government-insured and guaranteed loans purchased out of Ginnie Mae securitizations, or early buy out loans (EBOs). These gains were up from $130.2 million in the prior quarter and down from $199.1 million in the fourth quarter of 2020. These EBOs are previously delinquent loans that were brought back to performing status through PennyMac Financial’s successful servicing efforts, primarily through loan modifications or FHA Partial Claims. With respect to the FHA Partial Claims, the reperforming loans must remain current for a minimum of six months to be eligible for resecuritization.

Net interest expense totaled $25.2 million, versus net interest expense of $27.1 million in the prior quarter and $18.2 million in the fourth quarter of 2020. Interest income was $28.9 million, down from $35.0 million in the prior quarter driven by a decrease in average EBO balances held for sale. Interest expense was $54.1 million, down from $62.1 million in the prior quarter driven by a decrease in average balances of financing for EBO loans.

Servicing segment expenses totaled $129.6 million, essentially unchanged from the prior quarter.

The total servicing portfolio grew to $509.7 billion in UPB at December 31, 2021, an increase of 3 percent from September 30, 2021 and 19 percent from December 31, 2020. PennyMac Financial subservices and conducts special servicing for $221.9 billion in UPB, an increase of 2 percent from September 30, 2021 and 27 percent from December 31, 2020. PennyMac Financial’s owned MSR portfolio grew to $287.8 billion in UPB, an increase of 4 percent from September 30, 2021 and 14 percent from December 31, 2020. Mortgage servicing liabilities decreased substantially from September 30, 2021 due to significant reperformance of previously-delinquent loans sold to third parties.

The table below details PennyMac Financial’s servicing portfolio UPB:

	December 31, 2021	September 30, 2021	December 31, 2020

	(in thousands)
Prime servicing:
Owned
Mortgage servicing rights and liabilities
Originated	$254,524,015	$241,193,600	$199,655,361
Acquisitions	23,861,358	26,913,133	41,612,940
	278,385,373	268,106,733	241,268,301
Loans held for sale	9,430,766	9,295,126	11,063,938
	287,816,139	277,401,859	252,332,239
Subserviced for PMT	221,864,120	217,984,987	174,360,317
Total prime servicing	509,680,259	495,386,846	426,692,556
Special servicing - subserviced for PMT	28,022	28,801	58,274
Total loans serviced	$509,708,281	$495,415,647	$426,750,830

Loans serviced:
Owned
Mortgage servicing rights and liabilities	$278,385,373	$268,106,733	$241,268,301
Loans held for sale	9,430,766	9,295,126	11,063,938
	287,816,139	277,401,859	252,332,239
Subserviced	221,892,142	218,013,788	174,418,591
Total loans serviced	$509,708,281	$495,415,647	$426,750,830

Investment Management Segment

PennyMac Financial manages PMT for which it earns base management fees and may earn incentive compensation. Net AUM were $2.4 billion as of December 31, 2021, down 5 percent from September 30, 2021 and up 3 percent from December 31, 2020.

Pretax income for the Investment Management segment was $1.5 million, up from $1.0 million in the prior quarter and down from $2.6 million in the fourth quarter of 2020. Management fees, which include base management and performance incentive fees from PMT were $8.9 million, up from $8.5 million in the prior quarter and up from $8.7 million in the fourth quarter of 2020. Base management fees were $8.9 million, up from $8.8 million in the prior quarter and $8.7 million in the fourth quarter of 2020.

The following table presents a breakdown of management fees:

	Quarter ended
	December 31, 2021	September 30, 2021	December 31, 2020

	(in thousands)
Management fees:
Base	$8,919	$8,778	$8,687
Performance incentive (adjustment)	-	(258)	-
Total management fees	$8,919	$8,520	$8,687

Net assets of PennyMac Mortgage Investment Trust	$2,367,518	$2,479,327	$2,296,859

Investment Management segment expenses totaled $8.9 million, down 2 percent from the prior quarter and up 25 percent from the fourth quarter of 2020.

Consolidated Expenses

Total expenses were $459.7 million, up 3 percent from the prior quarter and up 8 percent from the fourth quarter of 2020. The quarter-over-quarter increase was driven by the increase in production expenses noted above.

***

Management’s slide presentation will be available in the Investor Relations section of the Company’s website at ir.pennymacfinancial.com after the market closes on Thursday, February 3, 2022.

# -

About PennyMac Financial Services, Inc.

PennyMac Financial Services, Inc. is a specialty financial services firm focused on the production and servicing of U.S. mortgage loans and the management of investments related to the U.S. mortgage market. Founded in 2008, the company is recognized as a leader in the U.S. residential mortgage industry and employs approximately 6,800 people across the country. In 2021, PennyMac Financial’s production of newly originated loans totaled $234 billion in unpaid principal balance, making it the second largest mortgage lender in the nation. As of December 31, 2021, PennyMac Financial serviced loans totaling $510 billion in unpaid principal balance, making it a top ten mortgage servicer in the nation. Additional information about PennyMac Financial Services, Inc. is available at ir.pennymacfinancial.com.

Media	Investors
Kristyn Clark	Kevin Chamberlain
kristyn.clark@pennymac.com	Isaac Garden
(805) 395-9943	PFSI_IR@pennymac.com
(818) 224-7028

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of Section 21E of the Securities Exchange Act of 1934, as amended, regarding management’s beliefs, estimates, projections, and assumptions with respect to, among other things, the Company’s financial results, future operations, business plans and investment strategies, as well as industry and market conditions, all of which are subject to change. Words like “believe,” “expect,” “anticipate,” “promise,” “project,” “plan,” and other expressions or words of similar meanings, as well as future or conditional verbs such as “will,” “would,” “should,” “could,” or “may” are generally intended to identify forward-looking statements. Actual results and operations for any future period may vary materially from those projected herein and from past results discussed herein. Factors which could cause actual results to differ materially from historical results or those anticipated include, but are not limited to: our exposure to risks of loss and disruptions in operations resulting from adverse weather conditions, man-made or natural disasters, climate change and pandemics such as COVID-19; failure to modify, resell or refinance early buyout loans; changes in prevailing interest rates; the continually changing federal, state and local laws and regulations applicable to the highly regulated industry in which we operate; lawsuits or governmental actions that may result from any noncompliance with the laws and regulations applicable to our businesses; the mortgage lending and servicing-related regulations promulgated by the Consumer Financial Protection Bureau and its enforcement of these regulations; our dependence on U.S. government-sponsored entities and changes in their current roles or their guarantees or guidelines; changes to government mortgage modification programs; the licensing and operational requirements of states and other jurisdictions applicable to the Company’s businesses, to which our bank competitors are not subject; foreclosure delays and changes in foreclosure practices; changes in macroeconomic and U.S. real estate market conditions; difficulties inherent in growing loan production volume; difficulties inherent in adjusting the size of our operations to reflect changes in business levels; purchase opportunities for mortgage servicing rights and our success in winning bids; our substantial amount of indebtedness; the discontinuation of LIBOR; increases in loan delinquencies and defaults; our reliance on PennyMac Mortgage Investment Trust (NYSE: PMT) as a significant source of financing for, and revenue related to, our mortgage banking business; maintaining sufficient capital and liquidity to support business growth including compliance with financial covenants; our obligation to indemnify third-party purchasers or repurchase loans if loans that we originate, acquire, service or assist in the fulfillment of, fail to meet certain criteria or characteristics or under other circumstances; our obligation to indemnify PMT if our services fail to meet certain criteria or characteristics or under other circumstances; decreases in the returns on the assets that we select and manage for our clients, and our resulting management and incentive fees; the extensive amount of regulation applicable to our investment management segment; conflicts of interest in allocating our services and investment opportunities among us and our advised entities; the effect of public opinion on our reputation; our recent growth; our ability to effectively identify, manage, monitor and mitigate financial risks; our initiation or expansion of new business activities or strategies; our ability to detect misconduct and fraud; our ability to mitigate cybersecurity risks and cyber incidents; our ability to pay dividends to our stockholders; and our organizational structure and certain requirements in our charter documents. You should not place undue reliance on any forward- looking statement and should consider all of the uncertainties and risks described above, as well as those more fully discussed in reports and other documents filed by the Company with the Securities and Exchange Commission from time to time. The Company undertakes no obligation to publicly update or revise any forward-looking statements or any other information contained herein, and the statements made in this press release are current as of the date of this release only.

The Company’s earnings materials contain financial information calculated other than in accordance with U.S. generally accepted accounting principles (“GAAP”), such as pretax income excluding valuation-related items that provide a meaningful perspective on the Company’s business results since the Company utilizes this information to evaluate and manage the business. Non-GAAP disclosure has limitations as an analytical tool and should not be viewed as a substitute for financial information determined in accordance with GAAP.

PENNYMAC FINANCIAL SERVICES, INC.

CONSOLIDATED BALANCE SHEETS (UNAUDITED)

	December 31, 2021	September 30, 2021	December 31, 2020

	(in thousands, except share amounts)
ASSETS
Cash	$340,069	$476,497	$532,716
Short-term investments at fair value	6,873	5,046	15,217
Loans held for sale at fair value	9,742,483	9,659,695	11,616,400
Assets purchased from PennyMac Mortgage Investment Trust under agreements to resell pledged to creditors	-	-	80,862
Derivative assets	333,695	429,984	711,238
Servicing advances, net	702,160	522,906	579,528
Mortgage servicing rights at fair value	3,878,078	3,611,120	2,581,174
Operating lease right-of-use assets	89,040	85,266	74,934
Investment in PennyMac Mortgage Investment Trust at fair value	1,300	1,477	1,105
Receivable from PennyMac Mortgage Investment Trust	40,091	49,993	87,005
Loans eligible for repurchase	3,026,207	4,335,378	14,625,447
Other	616,616	567,776	692,169
Total assets	$18,776,612	$19,745,138	$31,597,795

LIABILITIES
Assets sold under agreements to repurchase	$7,292,735	$6,897,157	$9,654,797
Mortgage loan participation and sale agreements	479,845	519,784	521,477
Obligations under capital lease	3,489	5,583	11,864
Notes payable secured by mortgage servicing assets	1,297,622	1,297,176	1,295,840
Unsecured senior notes	1,776,219	1,783,230	645,820
Excess servicing spread financing payable to PennyMac Mortgage Investment Trust at fair value	-	-	131,750
Derivative liabilities	22,606	14,204	42,638
Mortgage servicing liabilities at fair value	2,816	47,567	45,324
Accounts payable and accrued expenses	359,413	358,944	308,398
Operating lease liabilities	110,003	105,452	94,193
Payable to PennyMac Mortgage Investment Trust	228,019	138,972	140,306
Payable to exchanged Private National Mortgage Acceptance Company, LLC unitholders under tax receivable agreement	30,530	31,815	35,165
Income taxes payable	685,262	659,768	622,700
Liability for loans eligible for repurchase	3,026,207	4,335,378	14,625,447
Liability for losses under representations and warranties	43,521	45,806	32,688
Total liabilities	15,358,287	16,240,836	28,208,407

STOCKHOLDERS' EQUITY
Common stock—authorized 200,000,000 shares of $0.0001 par value; issued and outstanding 56,867,202, 60,419,578, and 70,905,532 shares, respectively	6	6	7
Additional paid-in capital	125,396	372,198	1,047,052
Retained earnings	3,292,923	3,132,098	2,342,329
Total stockholders' equity	3,418,325	3,504,302	3,389,388
Total liabilities and stockholders’ equity	$18,776,612	$19,745,138	$31,597,795

PENNYMAC FINANCIAL SERVICES, INC.

CONSOLIDATED STATEMENTS OF INCOME (UNAUDITED)

	Quarter ended
	December 31, 2021	September 30, 2021	December 31, 2020

	(in thousands, except earnings per share)
Revenue
Net gains on loans held for sale at fair value	$500,658	$626,754	$859,061
Loan origination fees	88,245	94,581	93,460
Fulfillment fees from PennyMac Mortgage Investment Trust	20,150	43,922	72,606
Net loan servicing fees:
Loan servicing fees	287,888	267,758	262,740
Change in fair value of mortgage servicing rights, mortgage servicing liabilities and excess servicing spread financing	(155,432)	(147,669)	(127,097)
Hedging results	(37,723)	(86,459)	(109,147)
Net loan servicing fees	94,733	33,630	26,496
Net interest expense:
Interest income	68,979	68,312	74,192
Interest expense	89,844	90,711	93,653
	(20,865)	(22,399)	(19,461)
Management fees from PennyMac Mortgage Investment Trust	8,919	8,520	8,687
Other	1,971	1,604	1,297
Total net revenue	693,811	786,612	1,042,146
Expenses
Compensation	226,723	249,183	187,807
Loan origination	86,789	80,932	69,069
Technology	41,112	32,406	42,594
Professional services	31,734	24,429	19,853
Servicing	31,470	27,892	87,155
Marketing and advertising	16,568	11,360	4,355
Occupancy and equipment	8,354	9,389	8,535
Other	16,950	11,472	5,552
Total expenses	459,700	447,063	424,920
Income before provision for income taxes	234,111	339,549	617,226
Provision for income taxes	61,028	90,239	164,422
Net income	$173,083	$249,310	$452,804
Earnings per share
Basic	$2.97	$4.02	$6.31
Diluted	$2.79	$3.80	$5.97
Weighted-average common shares outstanding
Basic	58,247	62,085	71,793
Diluted	61,944	65,653	75,898
Dividend declared per share	$0.20	$0.20	$0.15

PENNYMAC FINANCIAL SERVICES, INC.

CONSOLIDATED STATEMENTS OF INCOME (UNAUDITED)

	Year ended December 31,
	2021	2020	2019

	(in thousands, except earnings per share)
Revenue
Net gains on loans held for sale at fair value	$2,464,401	$2,740,785	$725,528
Loan origination fees	384,154	285,551	174,156
Fulfillment fees from PennyMac Mortgage Investment Trust	178,927	222,200	160,610
Net loan servicing fees:
Loan servicing fees:
From non-affiliates	875,570	814,646	730,165
From PennyMac Mortgage Investment Trust	80,658	67,181	48,797
Other fees	118,884	116,464	98,564
	1,075,112	998,291	877,526
Change in fair value of mortgage servicing rights, mortgage servicing liabilities and excess servicing spread financing	(416,943)	(1,477,023)	(979,358)
Hedging results	(475,215)	918,180	395,497
Net loan servicing fees	182,954	439,448	293,665
Net interest (expense) income:
Interest income	300,169	247,026	288,700
Interest expense	390,699	271,551	211,979
	(90,530)	(24,525)	76,721
Management fees from PennyMac Mortgage Investment Trust	37,801	34,538	36,492
Other	9,654	7,600	10,232
Total net revenue	3,167,361	3,705,597	1,477,404
Expenses
Compensation	999,802	738,569	503,458
Loan origination	330,788	219,746	117,338
Technology	141,426	112,570	67,946
Servicing	109,835	256,934	164,697
Professional services	94,283	64,064	32,859
Marketing and advertising	44,806	8,658	5,165
Occupancy and equipment	35,810	33,357	28,916
Other	51,428	31,090	27,581
Total expenses	1,808,178	1,464,988	947,960
Income before provision for income taxes	1,359,183	2,240,609	529,444
Provision for income taxes	355,693	593,725	136,479
Net income	$1,003,490	$1,646,884	$392,965

Earnings per share
Basic	$15.73	$21.91	$5.02
Diluted	$14.87	$20.92	$4.89
Weighted average shares outstanding
Basic	63,799	75,161	78,466
Diluted	67,471	78,728	81,076